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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated October 5, 2004, relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Report to Shareholders of Vanguard Calvert Social Index Fund and the Vanguard U.S. Sector Index Funds and of our reports dated October 1, 2004, relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Report to Shareholders of Vanguard U.S. Growth Fund and Vanguard International Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.







PricewaterhouseCoopers LLP
Philadelphia, PA



December 30, 2004